UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2017

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(424) 230-7001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 11, 2017, Rich Pharmaceuticals, Inc. (the “Company”) entered into a Support and Collaboration Agreement (the “Collaboration Agreement”) with Mega Bridge, Inc., a Nevada corporation to be renamed “Hypgen”) (“Hypgen”), to support Hypgen’s development of treatments for Parkinson’s Disease. Under the terms of the agreement, the Company will provide data, raw materials and advisory support to Hypgen to assist Hypgen with their development of treatments for Parkinson’s Disease and the associated regulatory approval process. In exchange, Hypgen will pay the Company $100,000 and issue the Company 15,000,000 shares of Hypgen common stock. The Company plans to dividend five million of these shares to its shareholders at such time as the Company completes the necessary corporate and regulatory requirements regarding payment of a dividend. The foregoing is only a brief description of the material terms of the Collaboration Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.67	Support and Collaboration Agreement dated July 11, 2017 with Mega Bridge, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: July 12, 2017	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

2